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                           INSIGNIA(R) SYSTEMS, INC.
                  5025 Cheshire Lane North * Plymouth, MN 55446

             -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 2002

================================================================================


TO THE STOCKHOLDERS OF INSIGNIA SYSTEMS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Insignia Systems, Inc. (the "Company"), a Minnesota corporation, will be held on Wednesday, May 22, 2002 at 9:00 a.m., Central Daylight Savings Time, at the Radisson Hotel & Conference Center, 3131 Campus Drive, Plymouth, Minnesota, for the following purposes:

         1. To elect directors to serve for the ensuing year and until their successors are elected;

         2. To ratify an amendment to the Company's Stock Plan to increase by 250,000 shares the number of shares available under the Plan;

         3. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the current year; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on March 27, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                              By Order of the Board of Directors


                                              John R. Whisnant
                                              Acting Secretary
Plymouth, Minnesota
April 8, 2002


         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE.


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                                     [LOGO]
                           INSIGNIA(R) SYSTEMS, INC.

                     ---------------------------------------

                                 PROXY STATEMENT

               ===================================================


         This Proxy Statement is furnished to the stockholders of Insignia Systems, Inc. in connection with the Board of Directors' solicitation of proxies to be voted at the annual meeting of stockholders to be held on May 22, 2002 or any adjournment thereof (the "Meeting"). The mailing of this Proxy Statement to stockholders commenced on or about April 8, 2002.

         All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone, by telegraph or by mail. The Company's principal offices are located at 5025 Cheshire Lane North, Plymouth, Minnesota 55446.

         Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by revocation in person at the Meeting; but if not so revoked, the shares represented by such proxy will be voted in the manner directed by the shareholder. If no direction is made, proxies received from stockholders will be noted "for" the proposals set forth in the Notice of Meeting.

         The Company has 10,676,199 shares of common stock, par value $.01 per share (the "Common Stock") outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Only stockholders of record at the close of business on March 27, 2002 are entitled to vote at the meeting and at any continuation or adjournment thereof. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business.

         Under Minnesota law, each item of business properly presented at a meeting of stockholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Meeting will be tabulated at the Meeting to determine whether or not a quorum is present. Abstentions will be treated as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                              SECURITY OWNERSHIP OF
                      PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table presents information provided to the Company as to the beneficial ownership of Common Stock as of February 28, 2002 (i) by persons known to the Company to hold 5% or more of such stock, (ii) each of the directors of the Company, (iii) each of the executive officers named in the Summary Compensation Table on page 3 and (iv) by all current officers and directors as a group. Beneficial ownership includes shares available for purchase under warrants or options which are either currently exercisable or exercisable within 60 days after February 28, 2002. The address for directors and officers is that of the principal office of the Company.

                                                 Amount and Nature
Name and Address of                                Of Beneficial      Percent of
Beneficial Owner                                     Ownership          Shares
---------------------------------------------    -----------------    ----------

Perkins Capital Management, Inc.                   1,382,500            12.9%
730 East Lake Street
Wayzata, MN 55391

W. Robert Ramsdell                                 1,115,567(1)         10.2%

Perkins Opportunity Fund                             750,000             7.0%
730 East Lake Street
Wayzata, MN 55391

G. L. Hoffman                                        712,500(2)          6.7%

Scott F. Drill                                       465,336(3)          4.2%

Gary L. Vars                                         204,446(4)          1.9%

Frank D. Trestman                                    170,000(5)          1.6%

Erwin A. Kelen                                       165,000(6)          1.5%

John R. Whisnant                                      64,143(7)          0.6%

Gordon F. Stofer                                      21,814(8)          0.2%

All current Directors and Officers as a Group      2,918,806(9)         26.8%
(9 persons)

---------------------------------------------
(1) Includes 200,000 shares subject to options and warrants which are currently exercisable.
(2) Includes 5,000 shares subject to options and warrants which are currently exercisable and 11,314 shares owned by Mr. Hoffman's children, as to which he disclaims beneficial ownership.
(3) Includes 437,500 shares subject to options and warrants which are currently exercisable.
(4) Includes 174,742 shares subject to options and warrants which are currently exercisable, and 4,950 shares owned by Mr. Vars' wife, as to which he disclaims beneficial ownership.
(5) Includes 60,000 shares subject to options and warrants which are currently exercisable. Also includes 40,000 shares held in trust for Mr. Trestman's wife and children and 50,000 shares subject to warrants currently exercisable by the trust, as to which Mr. Trestman disclaims beneficial ownership.
(6) Includes 110,000 shares subject to options and warrants which are currently exercisable and 30,000 shares held in trust for Mr. Kelen's children, as to which he disclaims beneficial ownership.
(7) Includes 40,917 shares subject to options and warrants which are currently exercisable and 1,250 shares owned by Mr. Whisnant's children, as to which he disclaims beneficial ownership.
(8) Consists of 20,000 shares subject to options which are currently exercisable.
(9) Includes 1,098,159 shares subject to options and warrants currently exercisable by officers and directors of the Company, 30,000 shares held in trust for the children of a director, 40,000 shares and 50,000 shares subject to warrants which are currently exercisable held in trust for the wife and children of another director, 11,314 held by another director's children, 1,250 shares held by an officer's children and 4,950 shares held by the wife of another director.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table shows, for the fiscal years ending December 31, 1999, 2000 and 2001, the cash compensation paid by the Company, as well as certain compensation paid or accrued for such years, to Scott Drill, the Company's President and Chief Executive Officer, and to each other executive officer of the Company (together with Mr. Drill, the "Named Executives") whose total cash compensation exceeded $100,000 during Fiscal 1999, 2000 and 2001 in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                                                 Compensation
                                 Fiscal Year          Annual Compensation       ---------------
                                Ended December     -------------------------     Stock Options          All Other
Name and Position                   31,              Salary         Bonus         and Awards         Compensation(1)
--------------------------    -----------------    ------------    ---------    ---------------    -------------------
Scott Drill                        2001              $250,000         --           75,000(2)              $360
President and Chief                2000              $216,670         --               --                 $300
Executive Officer                  1999              $200,000         --               --                 $396

Gary Vars                          2001              $225,000         --          100,000(3)            $1,386
Chairman, Executive Vice           2000              $187,667         --               --                 $899
President and                      1999              $144,000         --           65,000(4)              $666
General Manager

John R. Whisnant                   2001              $135,000         --          $10,000(5)           $10,039
Vice President of                  2000              $125,000         --               --               $6,290
Finance, Chief Financial           1999              $112,500         --           40,000(6)            $6,234
Officer and Acting
Secretary

--------------------------
(1) Includes amounts for car allowance and payment of life insurance premiums.
(2) Includes a stock option to purchase 75,000 shares at $7.87 per share.
(3) Includes a stock option to purchase 100,000 shares at $7.87 per share.
(4) Includes a stock option to purchase 50,000 shares at $1.00 per share and a warrant to purchase 15,000 shares at $1.50 per share.
(5) Includes a stock option to purchase 10,000 shares at $7.87 per share.
(6) Includes a stock option to purchase 40,000 shares at $1.00 per share.


STOCK OPTIONS

         The Company's Stock Plan (the "Plan") provides for the granting of stock options or restricted stock awards to key employees, consultants and directors. An aggregate of 2,470,000 shares of common stock have been issued or reserved for issuance under the Plan, as amended by the Board of Directors on March 1, 2001, when 500,000 shares were added to the Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                     % of Total Options
                                                    Granted to Employees
                             Number of Shares                in
                            Covered by Option         Fiscal Year Ended       Exercise Price        Expiration
Name                              Grants               Dec. 31, 2001             Per Share             Date
------------------------    -------------------    -----------------------    ----------------    --------------
Scott Drill                      75,000(1)                 12.9%                 $7.87(4)           5/17/2011

Gary L. Vars                    100,000(2)                 17.2%                 $7.87(4)           5/17/2011

John R. Whisnant                 10,000(3)                  1.7%                 $7.87(4)           5/17/2011

------------------------

(1) The option is exercisable for 37,500 shares on 12/31/01 and 37,500 shares on 12/31/02.
(2) The option is exercisable for 50,000 shares on 12/31/01 and 50,000 shares on 12/31/02.
(3) The option is exercisable for 3,333 shares after one year, 3,333 shares after two years and 3,334 shares after three years.
(4) Reflects the market value of the Company's common stock on the date of the grants.


          AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth information with respect to the Named Executives concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

                                                              Number of                 Value of Unexercised
                                                         Unexercised Options            In-the-Money Options
                           Shares                        at December 31, 2001        as of December 31, 2001(1)
                          Acquired       Value      ----------------------------    ----------------------------
Name                     on Exercise    Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
---------------------    -----------    --------    -----------    -------------    -----------    -------------
Scott F. Drill                 --             --      437,500          37,500        $2,954,675       $19,875
Gary L. Vars               50,000       $247,485      155,625          69,375          $719,691      $155,634
John R. Whisnant           12,000        $75,960       40,917          32,083          $197,336       $98,664

---------------------

(1) Based on the market price of $8.40 per share for the Company's Common Stock on December 31, 2001.


SECTION 16(b) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(b) of the Securities Act of 1934 requires the Company's executive officers and directors to file reports with the Securities and Exchange Commission concerning their initial ownership and changes in ownership of Company securities. To the Company's knowledge, all such reports were filed in a timely manner.


                                     ITEM I
                              ELECTION OF DIRECTORS

         The Board of Directors has fixed at seven the size of the Board of Directors to be elected at the Meeting and has nominated as the management slate seven of the eight current members. It is anticipated that proxies will be voted for the management slate, and that each nominee will serve if elected. Should any nominee be unable to serve, the persons named in the proxies may in their discretion vote for a substitute.

         The names and ages of the management slate of nominees, their principal occupations and other information is set forth below, based upon information furnished to the Company by the nominees.

                                                                       Director
   Name and Age                     Occupation                          Since
   -----------------------    -------------------------------------    --------

   Gary L. Vars (61)          Chairman, Executive Vice President         1999
                              and General Manager

   Scott F. Drill (49)        President and Chief Executive Officer      1998

   G. L. Hoffman (52)         Chairman and CEO, LinkUp, Inc.             1990

   Erwin A. Kelen (66)        Private Investor, Consultant               1990

   W. Robert Ramsdell (61)    Private Investor, Consultant               1999

   Gordon F. Stofer (55)      Managing General Partner, Cherry Tree      1990
                              Ventures

   Frank D. Trestman (67)     Private Investor, Consultant               1990

BUSINESS EXPERIENCE

         Gary L. Vars, age 61, has been Executive Vice President and General Manager of the POPS Division since September 15, 1998 and Chairman since March 2001. Prior to joining the Company Mr. Vars spent 22 years as a marketing and business development consultant to Fortune 500 companies. From 1966 to 1976 Mr. Vars held various management positions at the Pillsbury Co., including Director of Marketing and New Product Development, Grocery Products Division.

         Scott F. Drill, age 49, has been President and Chief Executive Officer of the Company since February 24, 1998. Since May 1996, Mr. Drill was a partner in Minnesota Management Partners (MMP), a venture capital firm located in Minneapolis, Minnesota. He remains a partner in MMP, which completed investment of its capital in January 1998. From 1983 through March 1996 Mr. Drill was President and Chief Executive Officer of Varitronic Systems and Chairman since 1990. Prior to starting Varitronics, Mr. Drill held senior management positions in sales and marketing at Conklin Company and Kroy, Inc.

         G. L. Hoffman, age 52, a co-founder of the Company served as Chairman and Secretary of the Company since it was incorporated in January 1990 until March 2001, and was President and Chief Executive Officer from January 1990 until February 1998. Since September 2001, Mr. Hoffman has been the Chairman and CEO of LinkUp, Inc., a publisher of job classified weekly newspapers located in Minneapolis, Minnesota. Prior to 1990 he was a co-founder of Varitronic Systems, Inc., which develops, manufactures and markets business graphic products. Mr. Hoffman was employed as Chairman, Executive Vice President and Secretary of Varitronics from 1983 until January 1990.

         Erwin A. Kelen, age 66, has been a Director of the Company since August 1990. Since October 1990 Mr. Kelen has served as President of Kelen Ventures, a venture capital investment and consulting firm located in Minneapolis, Minnesota. From January 1984 to October 1990 Mr. Kelen was President and Chief Executive Officer of DataMyte Corporation, a manufacturer of computerized factory data collection systems based in Minneapolis, Minnesota. He is a director of Printronix, Inc., a manufacturer of printers for computer based systems located in Irvine, California; Computer Network Technologies, Inc., a Minneapolis-based designer and manufacturer of high-speed computer networking equipment; and CyberOptics a Minneapolis-based manufacturer of laser sensors and sensor systems.

         W. Robert Ramsdell, age 61, has been a Director of the Company since October 1999. Mr. Ramsdell has been engaged in private investments in micro cap companies since 1990. From 1970 to 1990 Mr. Ramsdell was in the institutional equity business where he became senior partner in 1973 as director of research and Los Angeles Office manager of Cantor Fitzgerald & Co and retired in 1990. He has been financial advisor to many companies including Occupational Urgent Care Systems (OUCH) and Preferred Voice.

         Gordon F. Stofer, age 55, has been a Director of the Company since February 1990. Since 1980 Mr. Stofer has been the managing general partner of Cherry Tree Ventures, a venture capital investment firm located in Minneapolis, Minnesota. Mr. Stofer is also a director of Verdant Brands, Inc., a lawn care products manufacturer and distributor in Eden Prairie, Minnesota.

         Frank D. Trestman, age 67, has been a Director of the Company since August 1990. Since November 1986 Mr. Trestman has served as President of Trestman Enterprises, a Minneapolis-based investment and consulting firm. Mr. Trestman also serves as a director of Best Buy Co., Inc., a national retailer of consumer electronic products based in Minneapolis, Minnesota, and Metris Companies, an information-based direct marketer of consumer credit products, extended service plans and other fee based products and services to moderate income consumers. Metris Companies is located in Minneapolis, Minnesota.

BOARD COMMITTEES

         The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee consists of Mr. Kelen, Mr. Stofer and Mr. Trestman. The Audit Committee met one time in fiscal 2001 and has met once since December 31, 2001 to review the 2001 audit and the recommendations of the Company's independent auditors. Among other duties, the Audit Committee reviews and evaluates significant matters relating to the audit and the internal controls of the Company, reviews the scope and results of audits by, and the recommendations of, the Company's independent auditors and approves additional services to be provided by the auditors. The Committee reviews the audited financial statements of the Company. The Compensation Committee consists of Mr. Kelen, Mr. Stofer, Mr. Ramsdell and Mr. Trestman. The Compensation Committee reviews the compensation of the Company's officers and directors and option grants to employees and met three times during 2001.

         The Board of Directors met four times during 2001. Each director attended at least 75% of the meetings held. The Company's directors do not receive any fees for their service on the Board of Directors, other than reimbursement of reasonable out-of-pocket expenses incurred on behalf of the Company. The Company's amended Stock Plan provides for the annual grant to each non-employee director of a non-qualified option to purchase 5,000 shares of common stock at an exercise price equal to the closing market price on the date of grant.

BOARD AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is responsible for providing independent objective oversight of the Company's financial reporting system by overseeing and monitoring management's and the independent auditors' participation in the financial reporting process. The Audit Committee is comprised of independent directors, and acts under a written charter first adopted and approved by the Board of Directors on October 23, 1991, and amended June 27, 2000. Each of the members of the Audit Committee is independent as defined by the Nasdaq listing standards. The Audit Committee held one meeting during fiscal year 2001 and another meeting in 2002 to review the preliminary 2001 Audit Report. The meeting was designed to facilitate and encourage private communication between the Audit Committee and the Company's independent auditors, Ernst & Young LLP.

         The Audit Committee reviewed and discussed the audited financial statements with management and Ernst & Young LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The discussions with Ernst & Young LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee discussed with the independent auditors the auditors' independence from management and the Company and considered the compatibility of nonaudit services with the auditors' independence.

         Based on the discussions with management and Ernst & Young LLP, the Audit Committee's review of the representations of management and the report of Ernst & Young LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

      SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:
       Erwin Kelen               Gordon Stofer              Frank Trestman

         The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Exchange Act of 1933 (the "1993 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1993 Act or the 1934 Act.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ELECTION OF THE MANAGEMENT SLATE OF NOMINEES.


                                     ITEM II
                             AMENDMENT TO STOCK PLAN

         The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's Stock Plan (the "Plan"). The amendment provides for an increase in the total number of shares available under the Plan by 250,000 shares to a total of 2,720,000 shares. As of March 27, 2002, a total of 865,678 shares had been issued upon the exercise of options under the Plan and there were options outstanding to purchase 1,483,464 shares under the Plan. Therefore, without shareholder approval of the amendment to the Plan, the Company believes that the remaining shares will be insufficient to cover future option grants and awards. The Board of Directors deemed it prudent to increase the shares available for grant under the Plan by 250,000 shares to facilitate future option grants and restricted stock awards.

SUMMARY OF THE PLAN

         The Plan provides for the granting of stock options or restricted stock awards to key employees, consultants and directors. An aggregate of 2,470,000 shares of Common Stock have been issued or reserved for issuance under the Plan, as amended by the Board of Directors. Shares covered by expired or terminated stock options and forfeited shares of restricted stock may be used for subsequent awards under the Plan.

         The Plan is administered by the Company's Board of Directors or, if the Board so determines, by a committee of "disinterested persons" as defined in the Plan who are appointed by the Board. The Board or the committee has the power to select recipients, make awards of stock options or restricted shares, and adopt regulations and procedures for the Plan.

         The Plan permits the award of both stock options that qualify as "incentive stock options" under the Internal Revenue Code and options that do not so qualify ("non-qualified options"). Incentive stock options differ as to their tax treatment and are subject to a number of limitations under the Internal Revenue Code. The exercise price of non-qualified options may not be less than 85% of the fair market value of the stock on the date the option is granted. Incentive stock options may not be granted with an exercise price less than 100% of the fair market value of the Common Stock on the date of the grant (or, for an option granted to a person holding more than 10% of the Company's voting stock, at less than 110% of fair market value).

         Following an optionee's death, disability or retirement, the optionee's options may be exercised by the optionee (or the optionee's legal representative or legatee) for a period of three years or until the expiration of the stated term of the option, whichever is less. If an optionee's employment with the Company terminates for any other reason, such optionee's options will immediately terminate, except if such optionee is involuntarily terminated without "cause," in which even the optionee's vested options are exercisable for the lesser of three months or the remaining term of the option. Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee.

         The term of each option, which is fixed by the committee or the Board at the time of grant, may not exceed ten years from the date the option is granted (except that an incentive option granted to a person holding more than 10% of the Company's voting stock may be exercisable only for five years). Options may be made exercisable in whole or in installments, as determined by the committee or the Board. The vesting of options may be accelerated upon a change in control of the Company.

         The committee or the Board may also grant restricted stock awards under the Plan that result in shares of Common Stock being issued to a participant subject to restrictions against disposition during a restricted period established by the committee or the Board. The committee or the Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient. The shares of restricted stock awarded under the Plan are to be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the committee or the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the committee or the Board to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the committee or the Board.

GRANTS OF OPTIONS

         As of March 27, 2002, there are options outstanding under the Plan for 1,483,964 shares. During the last three years (January 1, 1999 to December 31,
2001), the Company has granted under the Plan options for a total of 275,000 shares to executive officers at an average price of $5.62 per share, options for a total of 70,000 shares to directors who are not executive officers at an average price of $4.61 per share and options for a total of 944,700 shares to other employees and to consultants at exercise prices ranging from $1.50 to $9.38 per share. In 1999 options to purchase 181,666 shares were exercised by current and former employees. In 2000 options to purchase 135,000 shares were exercised by current and former employees. In 2001 options to purchase 212,869 shares were exercised by current and former employees. As of March 27, 2002, options covering 1,108,058 shares have terminated with exercise prices ranging from $.50 to $8.69 per share.

FEDERAL INCOME TAX TREATMENT

         Generally the grant of either an incentive stock option or a non-qualified option under the Plan will not cause recognition of income by the optionee or entitle the Company to an income tax deduction. Upon exercise of an option the tax treatment will generally vary depending on whether the option is an incentive stock option or a non-qualified option. The exercise of an incentive stock option will generally not cause recognition of income by the optionee or entitle the Company to a tax deduction. However, the amount by which the fair market value of the shares obtained exceeds the exercise price on the date of exercise is an item of tax preference to the optionee for alternative minimum tax purposes.

         The exercise of a non-qualified option will generally cause the optionee to recognize taxable income equal to the difference between the exercise price and the fair market value of the stock obtained on the day of exercise. The Company must then in most cases obtain from the optionee funds to meet tax withholding requirements arising from that income recognition. The exercise of a non-qualified option will also generally entitle the Company to an income tax deduction equal to the amount of the income recognized by the exercising option holder.

         The foregoing discussion of the federal income tax treatment of options is necessarily general and any option holder should consult his tax advisor as to his own particular circumstances and applicable laws and regulations.

SHAREHOLDER APPROVAL

         Approval of the amendment to the Plan requires the affirmative vote of a majority of the shares present and entitled to vote at the Meeting.

REGISTRATION WITH THE SEC

         Upon approval of the amendment to the Plan, the Company will file a Registration Statement on Form S-8 to register with the SEC the issuance of the additional shares.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE PLAN.


                                    ITEM III
                              APPROVAL OF AUDITORS

         Ernst & Young LLP, independent auditors, have been the Company's auditors since 1990. They have been reappointed by the Board of Directors as the Company's auditors for the year ending December 31, 2002. Although shareholder approval is not required, the Board of Directors requests it. In the event the appointment should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest possible time.

AUDIT FEES

         The aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company's consolidated annual financial statements for fiscal 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal 2001 were $50,300.

ALL OTHER FEES

         Other than audit fees, the aggregate fees billed to the Company by Ernst & Young LLP for the most recent fiscal year, none of which were financial information systems design and implementation fees, were $21,695. This figure includes fees of $18,595 for all nonaudit services such as tax-related services. The Audit Committee determined that the non-audit services performed by Ernst & Young LLP are not incompatible with maintaining Ernst & Young LLP's independence with respect to the Company.

         A representative of Ernst & Young LLP is expected to be present at the Meeting, will be given the opportunity to make a statement and will be available to answer appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

                                 OTHER BUSINESS

         The Management of the Company knows of no matters other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

                              SHAREHOLDER PROPOSALS

         The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's next meeting of Shareholders (for the year ending December 31, 2002) is expected to be held on or about May 20, 2003 and proxy materials in connection with that meeting are expected to be mailed on or about April 1, 2003. Any shareholder proposals prepared in accordance with the proxy rules for inclusion in the Company's proxy materials must be received by the Company on or before December 1, 2002.

         The Company's Annual Report on Form 10-K for the year ended December 31, 2001 is being mailed to shareholders with this Proxy Statement.

                                              By Order of the Board of Directors


                                              John R. Whisnant
                                              Acting Secretary

                                     [LOGO]
                           INSIGNIA(R) SYSTEMS, INC.


                         ANNUAL MEETING OF STOCKHOLDERS

                            WEDNESDAY, MAY 22, 2002
                                    9:00 A.M.

                      RADISSON HOTEL AND CONFERENCE CENTER
                                3131 CAMPUS DRIVE
                               PLYMOUTH, MN 55441






[LOGO]
INSIGNIA(R) SYSTEMS, INC.   5025 CHESHIRE LANE NORTH, PLYMOUTH, MN 55446   PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 22, 2002.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

By signing the proxy, you revoke all prior proxies and appoint Scott F. Drill and John R. Whisnant, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.









                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. Election of Directors:   01 G. L. Hoffman    05 W. Robert Ramsdell          [ ] Vote FOR                 [ ] Vote WITHHELD
                            02 Scott F. Drill   06 Gordon F. Stofer                all nominees                 from all nominees
                            03 Gary L. Vars     07 Frank D. Trestman               (except as marked)
                            04 Erwin A. Kelen
                                                                                ___________________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,        |                                                   |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)       |___________________________________________________|


                                                            PLEASE FOLD HERE


2. To ratify an amendment to the Company's Stock Plan to increase the number
   of shares available under the plan.                                         [ ] For           [ ] Against          [ ] Abstain


3. To ratify the appointment of Ernst & Young LLP as independent auditors for
   the current year.                                                           [ ]For            [ ] Against          [ ] Abstain


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.


   Address Change? Mark Box [ ]
   Indicate changes below:                                                          Date _________________________________




                                                                                ___________________________________________________
                                                                               |                                                   |
                                                                               |                                                   |
                                                                               |___________________________________________________|

                                                                               Signature(s) in Box
                                                                               Please sign exactly as your name(s) appears on Proxy.
                                                                               If held in joint tenancy, all persons must sign.
                                                                               Trustees, administrators, etc., should include title
                                                                               and authority. Corporations should provide full name
                                                                               of corporation and title of authorized officer
                                                                               signing the proxy.